NETSOL Technologies Acquires Remaining Stake in Virtual Lease Services, Becomes Outright Owner

CALABASAS, Calif., July 8, 2019 — NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, has acquired the remaining 49% stake of Virtual Lease Services (VLS), a UK-based portfolio and risk management servicing partner for business and consumer finance providers. NETSOL initially acquired a 51% majority stake in VLS through a joint venture partnership with Investec in 2011.

Since that time, NETSOL and Investec, an international specialist banking and asset management group, have worked together with VLS management to optimize operations, maximize financial results, and integrate complementary technologies, such as NETSOL’s LeaseSoft and next-generation NFS AscentTM platform. As a result of these combined efforts, VLS has demonstrated significant performance improvements in all aspects of the business. In the past three years, VLS has recorded a 3-year compound annual growth rate (CAGR) north of 20%, and the company has been consistently and increasingly profitable over that period.

Since the company’s founding in 1999, VLS has operated a back-office solution to provide its customers with a variety of flexible and cost-effective portfolio and risk management services. These services include: complex, middle and large ticket leases, consumer loans, SME installment credit (including rental, lease, and service), as well as cash management. VLS manages over £1.5B of audited and standby assets, has facilitated more than 500,000 contracts and currently collects around £20M each month, with close to £500M receivables under management. In its 20-year history, VLS has earned the trust of banks, independent lenders, investment funds and securitization partners.

“VLS is a highly complementary business to NETSOL’s core competencies and has substantially improved its financial profile over the past several years since our initial strategic investment,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “Being a long-time user of our LeaseSoft product, VLS is well-versed in NETSOL’s technology solutions, making this next step a seamless transition and a perfect complement to our overall European growth plan. Beyond the immediate monetary benefits we expect to receive from this accretive acquisition, VLS also provides us with a new opportunity to begin convert existing customers and marketing to new customers for our Next-Gen NFS Ascent. This partnership has already proven to be mutually beneficial over the past several years, and we look forward to maximizing additional growth opportunities, thereby expanding our footprint in the UK and European markets.”

Louise Ikonomides, Managing Director at VLS, added: “We’ve maintained a strong relationship with NETSOL since our partnership began in 2011 and are looking forward to strengthening that bond in becoming a wholly-owned subsidiary. We have continued to grow our client base to 34+ Tier 1 Lenders and Financial institutions, closing 2019 on £3.8m of revenue with £893k net profit. By fully assimilating with NETSOL, we will be in a better position to leverage the company’s extensive resources and industry expertise to grow and expand our business within new and existing customers.”

For additional details regarding this transaction, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on July 8, 2019.

About NETSOL Technologies

NETSOL Technologies, Inc. (NASDAQ: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of approximately 1,350 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and the demand for and sales lifecycle of NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

investors@netsoltech.com